DUNHAM FUNDS

RULE 12b-1 PLAN

CLASS C SHARES

Appendix A

Funds to be Serviced Under This Plan

Bond Funds	Equity Funds
Dunham Corporate/Government Bond Fund	Dunham Real Estate Stock Fund
Dunham High-Yield Bond Fund	Dunham Appreciation & Income Fund
Dunham Floating Rate Bond Fund*	Dunham International Stock Fund
Dunham International Opportunity Bond Fund*	Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund
Dunham Dynamic Macro*
Dunham Focused Large Cap Growth Fund*
Dunham Alternative Strategy Fund* Dunham Alternative Dividend Fund*

* This Appendix was amended on:

March 23, 2010 to add Dunham Loss Averse Growth Fund (now known as Dynamic Macro Fund)

September 20, 2011 to add Dunham Focused Large Cap Growth Fund;

June 19, 2012 to add Dunham Alternative Income Fund;

December 18, 2012 to add Dunham Alternative Strategy Fund;

September 17, 2013 to add Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund;

June 21, 2016 to add Dunham Alternative Dividend Fund and to delete Dunham Large Cap Growth and Dunham Alternative Income Fund.